PRICEWATERHOUSECOOPERS




Consent of Independent Accountants


To the Trustees of Emerging Markets Debt Portfolio:

         RE:      Emerging Markets Debt Portfolio

We consent to the inclusion in Amendment No. 10 to the Registration Statement on Form N-1A, under the Investment Company Act of 1940, of Emerging Markets Debt Portfolio (the "Portfolio"), of our report dated December 18, 1998, on our audit of the financial statements and supplementary data of the Portfolio, for the periods stated therein, which are included in this Registration Statement. We also consent to the reference to our Firm as "Experts" under the caption "Financial Statements."





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts
May 19, 1999